EXHIBIT 5.24

CONSENT OF S. PELLETIER

The undersigned hereby consents to the use of their report entitled “NI 43-101 Technical Report, Mineral Resource and Reserve Estimate as of April 30, 2020, Westwood Mine, Québec, Canada” effective April 30, 2020 and signed July 15, 2020, and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in the Registration Statement on Form F-10 of IAMGOLD Corporation.

By:	/s/ Steve Pelletier
Steve Pelletier, Ing., P.Eng.
Director, Environment
IAMGOLD Corporation

Dated: November 7, 2024